UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2010 (November 23, 2010)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 23, 2010, but effective retroactively to November 15, 2010, Chase Park Plaza Hotel, LLC (“Chase Park LLC”), the special purpose entity owner of Chase Park Plaza located in St. Louis, Missouri and an indirect subsidiary of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”), entered into the Second Loan Modification and Extension Agreement (the “Modification”) to its construction loan agreement dated November 15, 2007 (the “Loan Agreement”) with Bank of America, N.A. as administrative agent and lender with the other lending institutions that are parties to the Loan Agreement.  The loan is secured by the Chase Park Plaza and as of September 30, 2010, approximately $77.5 million was outstanding under the loan.  We serve as a Guarantor under the Loan Agreement.

Among other things, the Modification (1) extends the maturity date of the Loan to February 15, 2011, (2) adjusts the interest rate to be a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association LIBOR rate plus four hundred basis points per annum, (3) adjusts the past due interest rate to be a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the interest rate plus four hundred basis points per annum and (4) restricts Chase Park LLC from making any distributions, whether monetary or in kind.  Chase Park LLC has the right to prepay the outstanding amount of the loan, in whole or in part, at any time without penalty.

Also on November 23, 2010, but effective retroactively to November 15, 2010, The Private Residences, LLC (“Residences LLC”), the special purpose entity owner of The Private Residences at the Chase Park Plaza located in St. Louis, Missouri and an indirect subsidiary of Behringer Harvard Opportunity REIT I, Inc., entered into the Fourth Loan Modification and Extension Agreement (the “Residences Modification”) to its construction loan agreement dated November 15, 2007 (the “Residences Loan Agreement”) with Bank of America, N.A. as administrative agent and lender with the other lending institutions that are parties to the Residences Loan Agreement (collectively, the “Lenders”).  The loan is secured by The Private Residences at the Chase Park Plaza and as of September 30, 2010, approximately $9.1 million was outstanding under the loan.  We serve as a Guarantor under the Residences Loan Agreement.

Among other things, the Residences Modification (1) extends the maturity date of the Residences Loan to February 15, 2011, (2) adjusts the interest rate to be a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association LIBOR rate plus four hundred basis points per annum, (3) adjusts the past due interest rate to be a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the interest rate plus four hundred basis points per annum and (4) restricts Residences LLC from making any distributions, whether monetary or in kind.  Residences LLC has the right to prepay the outstanding amount of the loan, in whole or in part, at any time without penalty.

The information set forth above with respect to both the Modification and the Residences Modification, and to the Loan Agreement as modified and to the Residences Loan Agreement as modified, does not purport to be complete in scope and is qualified in its entirety by the full text of the Modification, which includes the Loan Agreement, as modified, and the Residences Modification, which includes the Residences Loan Agreement, as modified.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 5.02                           Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors appointed Kymberlyn Janney, our current Treasurer, as the Company’s Chief Financial Officer and Treasurer effective as of November 23, 2010.  In connection with Ms. Janney’s appointment, Gary S. Bresky resigned as Chief Financial Officer of the Company effective as of November 23, 2010.  Mr. Bresky will remain as the Company’s Executive Vice President; however, his resignation will allow him more time to focus on his responsibilities as Chief Financial Officer of Behringer Harvard Holdings, LLC, the Company’s sponsor, and other Behringer Harvard initiatives.  In addition, as of November 23, 2010, Ms. Janney will serve as the Company’s principal accounting officer following Bryan A. Sinclair’s departure as the Company’s principal accounting officer on November 22, 2010.

In addition to serving as the Company’s Chief Financial Officer and Treasurer, as of November 22, 2010, Ms. Janney is also Chief Financial Officer and Treasurer of Behringer Harvard Opportunity REIT II, Inc. (“Opportunity REIT II”), another Behringer Harvard sponsored program.  She has served as the Senior Vice President — Financial Administration of the Company’s advisor, Behringer Harvard Opportunity Advisors I, LLC, and Opportunity REIT II’s advisor since July 2010.  Ms. Janney has over 25 years of experience in commercial real estate related accounting and financial activities, including over 20 years of management-level experience.  Prior to joining Behringer Harvard, from October 2009 until July 2010, Ms. Janney served as a consultant for Meridian Realty Advisors, a full service real estate management and advisory company focused on senior living and healthcare related real estate investment opportunities.  From February 2007 to September 2009, Ms. Janney was Executive Vice President and Chief Financial Officer for Direct Development, where she was responsible for accounting and reporting systems, internal controls and policies and procedures for the commercial retail development company, brokerage company and related project entities.  From October 2004 to January 2007, Ms. Janney was Managing Director and Chief Financial Officer of Hawkeye Partners, LP, a start-up real estate private equity fund.  From December 1994 to October 2004, Ms. Janney was with the Hampstead Group, a privately held real estate investment company, where she served as Controller from 1994 to 1999 and as Chief Financial Officer from 2000 to 2004.  Ms. Janney received a Bachelor of Business Administration degree from Baylor University.  Ms. Janney is a Certified Public Accountant in the State of Texas.  Ms. Janney is 48 years old.

The appointment of Ms. Janney was not made pursuant to any arrangement or understanding between her and any other person.  The Company does not directly compensate its officers for services rendered to the Company.  Ms. Janney does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: November 29, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal